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                                                                    Exhibit 10.2

                          CONSULTING SERVICES AGREEMENT

        This Consulting Services Agreement ("Agreement"), dated June 30, 2004, is made by and between Lee Balak ("Consultant"), whose address is 15 Ocean View Road, Lions Bay, R.C. VON 2E0, Canada and Power Technology, Inc. ("Company") collectively, the "Parties"), This Agreement supersedes and replaces any prior Agreements in place between the Parties.

        WHEREAS, Company is a corporation and desires to further develop its business and customers;

        WHEREAS, Lee Balak wishes to resign as CEO of the Company effective June 30, 2004 to pursue other interests and to simultaneously become a Consultant to the Company, and as the former CEO of the Company, Consultant has extensive background in the area of the Company's general business including but not limited to, SEC matters and filings, pending litigation, historical documentation, records, outside accounting and legal personnel, identification, and past hiring, and general knowledge of the Company's past operations; and

        WHEREAS, Company desires to engage Consultant to provide information, evaluation and consulting services to Company in Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration for those services Consultant provides to Company, the Parties agree as follows;

1.      SERVICES OF CONSULTANT

        Consultant agrees to perform for Company all necessary services required in providing general business strategic consulting and management advisory services for Company as previously stated. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Company's securities. Lee Balak will primarily provide the services in conjunction with the Company's CEO, Board members, or outside professionals. The Consultant shall provide all necessary services to support the Company's current litigation and the smooth transition of all records and knowledge, contacts and any other items necessary for the operation of the Company.

2.      CONSIDERATION

        Company agrees to pay Consultant, as its fee and as consideration for services provided $5,000 per month paid monthly in advance. These payments will be made in cash for a period of six months, commencing with the July 1, 2004 payment which has already been made by the Company,

3.      EXPENSES

        Company agrees to reimburse Consultant for all reasonable out of pocket expenses previously agreed to in advance by Company.

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4.      CONFIDENTIALITY

        Each Party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

NO DISCLOSURE. During the Term and at all times thereafter, Consultant shall not disclose or USE in any manner, directly or indirectly, and shall use Consultant's best efforts and shall take all reasonable precautions to prevent the disclosure of, any such Uncle secrets or other Confidential Information learned by Consultant in connection with his services under this Agreement or learned by Consultant while an employee of the Company.

OWNERSHIP OF INFORMATION. Such Confidential Information is and shall remain the sole and exclusive property and proprietary information of Company or Company's customers, as the case may be, and is disclosed in confidence by Company or permitted to be acquired from such customers in reliance on Consultant's agreement to maintain such Confidential Information in confidence and not to use or disclose such Confidential Information to any other person except in furtherance of Company's Business.

RETURN OF MATERIAL. Upon the expiration or earlier termination of this Agreement for any reason, Consultant shall immediately turn over to Company all documents, disks or other magnetic media, or other material in Consultant's possession or under Consultant's control that (i) may contain or be derived from Creations or Confidential Information, or (ii) are connected with or derived from Consultant's services to Company. Consultant shall not retain any Confidential Information in any form (e.g., computer hard drive, microfilm, etc.) upon the expiration or earlier termination of this Agreement.

5.      LATE PAYMENT

        Company shall pay to Consultant all fees no later than 30 days of the due date. Failure of Company to finally pay any FEES within 30 days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Company from payment of fees, and, in the event of collection enforcement, Company shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

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6.      INDEMNIFICATION

(a)     COMPANY

        Company agrees to indemnify, defend, and hold harmless Consultant, its directors, officers, employees, attorneys, and agents, and to defend any action brought against said parties with aspect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees, arising out of work performed under this Agreement, including breach of Company of this Agreement, unless caused by the actions of Consultant or pervious actions as CEO of the Company,

(b)     CONSULTANT

        Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, officers, employees, attorneys, and agents, and defend any action brought against same with respect to any claim, demand, CAUSE OF ACTION, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the negligence or willful misconduct of Consultant, including breach by Consultant of the Agreement. This shall include any previous actions by the Consultant in his prior capacity as CEO of the Company. As additional consideration for the execution of this Agreement, Consultant specifically releases and discharges Company from any prior liabilities whatsoever owed to or created by CEO.

(c)     NOTICE

        In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes fells within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld,

7.      LIMITATION OF LIABILITY

        From the date of this Agreement forward, unless Consultant is found to be grossly negligent acting in his capacity as Consultant, Consultant shall have no liability with respect to Consultant's obligations under this Agreement for consequential, exemplary, special, incidental, or punitive damages.

8.      TERMINATION AND RENEWAL

(a)     TERM

        This Agreement shall become effective on the date appearing next to the signatures below and terminate six months thereafter, and may be renewed by the Company in six month periods as required by the Company.

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(b)     TERMINATION

        Either Party may terminate this Agreement if the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)     TERMINATION AND PAYMENT

        Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. Upon such termination, Consultant shall provide and deliver to Company any and all OUTSTANDING services due through the effective termination date of this Agreement. Consultant shall have no right to terminate this Agreement other than for non payment of Compensation.

9.      SHARE LOCK UP AGREEMENT.

        Consultant agrees that without the express written permission of the Board of Directors of lower Technology, Inc., no shares of common stock of Company owned by Consultant may be sold during the first six months of this Agreement, Commencing one year from the date of expiration of the initial term of this Agreement, during each six month period, Consultant shall be limited to selling no more than 500,000 shares of his Company common stock without the express written consent of the Board of Directors of Company. Consultant's shares shall bear a restrictive legend with this restriction on the back of each share certificate owned as of the date of this Agreement.

10.     ARBITRATION

        The parties agree that all disputes or questions or disputes arising in connection with this Agreement and/or the Consultant's prior employment with the Company shall be settled by three arbitrators pursuant to the rules of the American Arbitration Association in the City of Las Vegas, Nevada, and the award of the arbitrators shall be final, non-appealable, conclusive and enforceable in a court of competent jurisdiction; PROVIDED, HOWEVER, notwithstanding the foregoing, in no event shall any dispute, claim or disagreement arising under Sections 4 of this Agreement that requires injunctive or other equitable relief be requited to be submitted to arbitration pursuant to this provision or otherwise.

11.     MISCELLANEOUS

(a)     INDEPENDENT CONTRACTOR

        This Agreement establishes an "independent contractor" relationship between Consultant and Company.

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(b)     RIGHTS CUMULATIVE; WAIVERS

        The rights of each of the Parties under this Agreement are cumulative. The rights of each of-the Parties hereunder shall not be capable of being waived or varied OTHER THAN by an express waiver or variation in writing. Any failure to exercise or any delay IN exercising any of such RIGHTS shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)     BENEFIT; SUCCESSORS BOUND

        This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns,

(d)     ENTIRE AGREEMENT

        This Agreement contains the entire Agreement between the Parties with respect to the subject matter hereof. There are no promises, Agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)     ASSIGNMENT

        Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void. The sole exception of this provision shall be right of the Consultant to assign this contract to any entity that is majority owned by the Consultant.

(f)     AMENDMENT

        Only an instrument in writing executed by all the Parties hereto may amend this Agreement.

(g)     SEVERABILITY

        Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall Continue hi full force and effect.

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(h)     SECTION HEADING

        The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or INTERPRETATION of this Agreement.

(i)     CONSTRUCTION

        Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j)     FURTHER ASSURANCES

        In addition to THE instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k)     NOTICES

        Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or le. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

TO COMPANY:

Power Technology, Inc.
15 Ocean View Road
B.C. VON 2EO, Canada
604-925-0716

TO CONSULTANT:

Lee Balak
15 Ocean View Road
B.C. VON 2EC, Canada
604-925-0716

(l)     GOVERNING LAW

        This Agreement shall be governed- by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Nevada in connection with any dispute arising

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under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

(m)     CONSENTS

        The person signing this Agreement on behalf of each parry hereby represents and warrants that he has THE NECESSARY power, consent and authority to execute and deliver this Agreement on behalf of such party.

(n)     SURVIVAL OF PROVISIONS

        The provision(s) contained in this Agreement shall survive the termination of this Agreement for one year from date of termination.

(o)     EXECUTION IN COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

        WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have AGREED to and accepted the terms herein on the date written above.

POWER TECHNOLOGY, INC.

Pernard J. Walter
--------------------------
BY:  BERNARD J. WALTER
ITS: President     July 6, 2004

[Consultant]

/S/ Lee Balak
--------------------------
BY: Lee Balak

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